Exhibit 99.1

AUDIBLE ANNOUNCES FOURTH QUARTER 2007
FINANCIAL RESULTS

NEWARK, NJ, February 28, 2007 — Audible, Inc. (NASDAQ: ADBL; www.audible.com), the leader in spoken audio entertainment, information, and educational programming on the Internet, today announced unaudited financial results for the fourth quarter and year ended December 31, 2007.

Audible reported consolidated fourth quarter net revenue of $31.1 million, up 35% over the $23.2 million reported in the fourth quarter of 2006 and 13% over the $27.6 million reported in the third quarter of 2007. Revenue for the year ended December 31, 2007, was $110.0 million, up 34% from the $82.0 million in revenue for 2006.

Adjusted EBITDA for the fourth quarter of 2007 was $3.2 million, an increase of $2.6 million from adjusted EBITDA in the fourth quarter of 2006, and an increase of $1.3 million from $1.9 million in the third quarter of 2007. The company finished 2007 with $8.0 million of adjusted EBITDA, compared to a loss of $(1.0 million) in 2006.

Net income for the fourth quarter of 2007 was $4.0 million, or $0.16 per share, an improvement from the net loss of $(0.9 million), or $(0.04) per share, reported in the fourth quarter of 2006. Net income included a non-operating benefit of $3.1 million  from the sale of net operating loss tax credits in the state of New Jersey. The company finished 2007 with net income of $2.4 million or $0.10 per share compared to a net loss of $(8.7 million) or $(0.36) per share in 2006.

During the quarter, 71,000 new AudibleListener® members were acquired, an increase from the 70,000 new AudibleListener members reported in the fourth quarter of 2006, and a 13% increase quarter over quarter, from the 63,000 new members reported in the third quarter of 2007.

There were 457,000 total AudibleListener members at the end of 2007, compared to 381,000 total members reported at the end of 2006.  This included 324,000 Gold/Platinum members which represented a gain of 85,000 members in one of the minimum monthly delivery subscription plans since last year.

Amazon Acquisition

On January 31, 2008, Audible and Amazon.com, Inc. (NASDAQ:AMZN) announced that they had reached an agreement for Amazon to acquire Audible. Amazon commenced a tender offer on February 11, 2008, to purchase for cash all of the outstanding shares of Audible for $11.50  per share. The transaction is subject to certain regulatory reviews  and other conditions and is expected to close by the second quarter of 2008.

Use of Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, Audible presents financial measures that are non-GAAP measures, specifically adjusted EBITDA. Adjusted EBITDA is net (loss) income excluding interest, taxes, depreciation, amortization, asset impairment, loss on equity investment, and stock based compensation. Audible believes that this non-GAAP measure, viewed in addition to and not in lieu of Audible's reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of Audible’s internal reporting to measure the performance of the company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules to this press release and on Audible's Web site. The GAAP financial measures presented are consistent with Audible's historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or other public filings. Management also presents total cash sales. The measurement of total cash sales is defined as the change in deferred revenue plus consolidated net sales. Management believes that total cash sales is a useful measurement when understanding the increase in deferred revenue.

About Audible, Inc.:

Audible (www.audible.com) is the leader in spoken audio information and entertainment on the Internet.  Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady computer-based and wireless mobile devices. Audible has 180,000 hours of audio programs from more than 470 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible is the preeminent provider of spoken-word audio products for Apple’s iTunes Store. Among Audible’s key business relationships are Apple, Inc., Amazon.com, Palm, Inc., Creative Labs Inc., SanDisk Corporation, and XM Satellite Radio, Inc. Audible has its headquarters in Newark, NJ, and an office in London, England. Audible, audible.com, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks. Other product or service names mentioned herein are the trademarks of their respective owners.

Forward-Looking Statements

The statements in this press release which are not historical facts may be deemed to contain forward-looking statements about Audible. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in Audible's Securities and Exchange Commission filings. No forward-looking statement can be guaranteed. Forward-looking statements speak only as of the date on which they are made and Audible, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Revenue, net:
Content and services:
Consumer content	$30,479	$26,973	$22,536	$108,158	$80,217
Point of sale rebates	(4)	(4)	(25)	(37)	(318)
Services	19	28	26	109	111
Total content and services	30,494	26,997	22,537	108,230	80,010
Hardware	118	28	148	310	431
Related party revenue	106	431	395	648	1,247
Other	421	162	70	780	344
Total revenue, net	31,139	27,618	23,150	109,968	82,032

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	13,492	11,989	9,734	47,947	33,677
Discount certificate rebates	181	74	418	588	1,328
Total cost of content and services revenue	13,673	12,063	10,152	48,535	35,005
Cost of hardware revenue	221	95	246	616	1,953
Cost of related party revenue	106	133	139	476	637
Operations	3,894	3,761	3,225	14,887	12,168
Technology and development	4,504	4,680	4,303	18,324	16,984
Marketing	4,692	4,300	4,108	16,945	15,322
General and administrative	3,831	3,609	3,402	13,903	12,009
Total operating expenses	30,921	28,641	25,575	113,686	94,078

Income (loss) from operations	218	(1,023)	(2,425)	(3,718)	(12,046)

Loss on equity investment	(303)	(17)	(94)	(380)	(364)

Other income (expense):
Interest income	930	904	822	3,536	2,975
Other expense	12	(4)	-	(1)	-
Other income, net	942	900	822	3,535	2,975

Income (loss) before income taxes	857	(140)	(1,697)	(563)	(9,435)

Income tax expense	(53)	(52)	(5)	(160)	(14)

State income tax benefit	3,148	-	769	3,148	769

Net income (loss)	$3,952	$(192)	$(933)	$2,425	$(8,680)

Basic net income (loss) per common share	$0.16	$(0.01)	$(0.04)	$0.10	$(0.36)

Diluted net income (loss) per common share	$0.16	$(0.01)	$(0.04)	$0.10	$(0.36)

Basic weighted average common shares outstanding	24,406,910	24,349,644	24,158,857	24,311,667	24,371,844

Diluted weighted average common shares outstanding	25,171,943	24,349,644	24,158,857	24,958,120	24,371,844

AUDIBLE INC. AND SUBSIDIARY
NON-GAAP INFORMATION
(Unaudited)
(in thousands)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006

Stock-based compensation included in expense line items:
Operations	$286	$243	$344	$1,095	$1,111
Technology and development	295	240	294	1,098	993
Marketing	326	292	327	1,224	1,123
General and administrative	710	694	787	2,777	2,687
	$1,617	$1,469	$1,752	$6,194	$5,914

Depreciation and amortization included in expense line items:
Operations	$13	$13	$14	$45	$57
Technology and development	1,122	1,117	1,148	4,482	4,377
Marketing	-	-	-	-	-
General and administrative	219	204	145	791	583
	$1,354	$1,334	$1,307	$5,318	$5,017

Asset impairment included in expense line items:
Technology and development	-	160	-	160	144
	$-	$160	$-	$160	$144

Reconciliation to Non-GAAP Financial Measures (unaudited)
Net income (loss)	$3,952	$(192)	$(933)	$2,425	$(8,680)
Add back:
Stock-based compensation	1,617	1,469	1,752	6,194	5,914
Depreciation and amortization	1,354	1,334	1,307	5,318	5,017
Loss on equity investment	303	17	94	380	364
Asset impairment	-	160	-	160	144
Income tax expense	53	52	5	160	14
Less:
Interest income, net	(942)	(900)	(822)	(3,535)	(2,975)
State income tax benefit	(3,148)	-	(769)	(3,148)	(769)

Non-GAAP adjusted EBITDA	$3,189	$1,940	$634	$7,954	$(971)

Reconciliation to Non-GAAP Financial Measures (unaudited)
Total revenue, net	$31,139	$27,618	$23,150	$109,968	$82,032
Add:
Change in deferred revenue	2,080	785	2,253	4,843	7,125
Non-GAAP total cash sales	$33,219	$28,403	$25,403	$114,811	$89,157

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006

Cash flows from operating activities:
Net income (loss)	$3,952	$(933)	$2,425	$(8,680)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on equity investment in related party	303	-	320	-
Depreciation and amortization	1,354	1,308	5,318	5,018
Amortization of audio production costs	186	69	553	148
Impairment loss on purchased software	-	-	160	144
Non-cash stock-based compensation charge	1,617	1,752	6,194	5,914
Income tax benefit from exercise of stock options	20	-	20	-
Amortization of discounts on short-term investments	(114)	(280)	(881)	(1,004)
Changes in assets and liabilities:
Interest receivable on short-term investments	90	(121)	294	(198)
Accounts receivable, net	(1,383)	(1,337)	(823)	(1,833)
Accounts receivable, related parties	(180)	427	(343)	494
Royalty advances	114	(191)	400	(239)
Prepaid expenses and other current assets	758	202	1,059	(896)
Inventory	10	(52)	144	293
Other assets	(254)	(45)	(1,467)	(812)
Accounts payable	(257)	762	(1,326)	(1,640)
Accrued expenses	176	(129)	(967)	(724)
Accrued royalties	1,935	3,129	499	3,902
Accrued compensation	2,249	(295)	5,460	(101)
Deferred revenue	2,080	2,253	4,843	7,125
Other liabilites, non-current	(109)	262	1,471	262
Net cash provided by operating activities	12,547	6,781	23,353	7,173

Cash flows from investing activities:
Purchases of property and equipment	(657)	(231)	(6,051)	(4,280)
Capitalized software development costs	(535)	(427)	(1,188)	(872)
Investment in related party	-	-	(978)	-
Purchases of short-term investments	-	(25,367)	(44,313)	(85,465)
Proceeds from maturity of short-term investments	19,615	21,725	88,036	90,790
Net cash provided by investing activities	18,423	(4,300)	35,506	173

Cash flows from financing activities:
Proceeds from exercise of common stock options	47	248	516	633
Proceeds from exercise of common stock warrants	76	-	76	750
Payment of taxes due on vested restricted stock	(124)	-	(572)	-
Repurchase of treasury stock at cost	(1,414)	(1,363)	(1,414)	(5,351)
Net cash (used in) provided by financing activities	(1,415)	(1,115)	(1,394)	(3,968)

Effect of exchange rate changes on cash and cash equivalents	(17)	3	(6)	(2)

Increase in cash and cash equivalents	29,538	1,369	57,459	3,376

Cash and cash equivalents at beginning of period	42,846	13,556	14,925	11,549
Cash and cash equivalents at end of period	$72,384	$14,925	$72,384	$14,925

AUDIBLE INC. AND SUBSIDIARY
UNAUDITED SUPPLEMENTAL OPERATING DATA
(Members in thousands)

New AudibleListener Membership Reporting:	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007
Total AudibleListener® Members[1]	186	204	223	245	277	306	343	381	412	425	441	457
Year-over-year	77%	78%	70%	56%	49%	50%	54%	56%	49%	39%	29%	20%
Quarter-over-quarter	18%	10%	9%	10%	13%	10%	12%	11%	8%	3%	4%	4%
Basic/Value AudibleListener® Members [2]	0	0	0	9	47	80	113	142	150	147	143	133
All Other (Gold/Platinmu) AudibleListener® Members [2]	186	204	223	236	230	226	230	239	262	278	298	324
Year-over-year	77%	78%	70%	56%	24%	11%	3%	1%	14%	23%	30%	36%
Quarter-over-quarter	18%	10%	9%	6%	-3%	-2%	2%	4%	10%	6%	7%	9%
New AudibleListener® Members[3]	54	52	60	62	79	65	71	70	72	55	63	71
Year-over-year	143%	136%	107%	59%	46%	25%	18%	13%	-9%	-15%	-11%	1%
Quarter-over-quarter	38%	-4%	15%	3%	27%	-18%	9%	-1%	3%	-24%	15%	13%
Average Monthly Churn in AudibleListener® Members[4]	4.78%	4.70%	5.20%	4.80%	4.80%	3.50%	3.00%	2.60%	3.00%	3.00%	3.30%	3.50%
Cost per New AL	$52	$57	$57	$94	$51	$44	$45	$49	$41	$48	$45	$46

(1) Total number of AudibleListener® members at the end of the period.
(2) Number of Basic/Value AudibleListener®members at the end of the period.
(3) Total number of new AudibleListener® members added during the period. Members canceling and rejoining a membership within the same day are counted as one membership.
(4) Churn is defined as member cancellations in the period divided by the sum of members at the beginning of the period plus gross member adds, divided by three months.